As filed with the Securities and Exchange Commission on March 12, 2025

Registration No. 333- _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CYBERARK SOFTWARE LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

CyberArk Software Ltd.
9 Hapsagot St.
Park Ofer 2, P.O. Box 3143
Petach Tikva 4951041, Israel
Tel: +972 (3) 918-0000
(Address of Principal Executive Offices) (Zip Code)

CyberArk Software Ltd. 2020 Employee Share Purchase Plan
(Full Title of the Plan)

CyberArk Software, Inc.
60 Wells Avenue
Newton, Massachusetts 02459
(Name and address of agent for service)

Tel: (617) 965-1544
(Telephone number, including area code, of agent for service)

Copies to:

Josh Kiernan, Esq. Julia A. Thompson, Esq. Latham & Watkins LLP 99 Bishopsgate London EC2M 3XF United Kingdom Tel: +44-20-7710-1000 Fax: +44-20-7374-4460	Donna Rahav Chief Legal Officer CyberArk Software Ltd. 9 Hapsagot St. Park Ofer 2, P.O. Box 3143 Petach Tikva 4951041, Israel Tel: +972-3-918-0000 Fax: +972-3-924-0111	Dan Shamgar, Adv. Dr. Shachar Hadar, Adv. Matthew Rudolph, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100 Fax: +972-3-610-3111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 30,000 ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”), of CyberArk Software Ltd. (the “Registrant,” “we,” “our” or “us”) issuable pursuant to the CyberArk Software Ltd. 2020 Employee Share Purchase Plan (the “2020 ESPP”).

On March 11, 2021, we filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-254152) registering 125,000 Ordinary Shares, on March 2, 2023, we filed with the Commission a registration statement on Form S-8 (File No. 333-270222) registering 200,000 Ordinary Shares, and on March 14, 2024, we filed with the Commission a registration statement on Form S-8 (File No. 333-277932) registering 150,000 Ordinary Shares, all issuable under the 2020 ESPP.

Pursuant to Instruction E of Form S-8, the contents of our prior registration statements on Form S-8 (File Nos. 333-254152, 333-270222 and 333-277932) are incorporated herein by reference, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

We hereby incorporate by reference the following documents (or portions thereof) that we have filed with or furnished to the Commission:

(a)	Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on March 12, 2025; and

(b)
The description of our Ordinary Shares under “Item 1. Description of Registrant’s Securities to be Registered” in our Registration Statement on Form 8-A, filed with the Commission on September 16, 2014.

All other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and, to the extent designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by us to the Commission that are identified in such forms as being incorporated into this Registration Statement, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit

3.1	Amended and Restated Articles of Association of the Registrant (1)
4.1	CyberArk Software Ltd. 2020 Employee Share Purchase Plan (2)
4.2	Specimen ordinary share certificate of the Registrant (3)
5.1	Opinion of Meitar | Law Offices as to the legality of CyberArk Software Ltd.’s Ordinary Shares being registered*
23.1	Consent of Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global*
23.2	Consent of Meitar | Law Offices (included in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page of this Registration Statement)*
107	Filing Fee Table*

(1)	Incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on March 12, 2025.
(2)
Incorporated by reference to Appendix A to the Company’s proxy statement for the 2020 annual general meeting of shareholders, furnished as Exhibit 99.1 to the Company’s Report of Foreign Private Issuer on Form 6-K filed with the Commission on May 26, 2020.

(3)	Incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form F-1, filed with the Commission on August 26, 2014.
*	Filed herewith.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 12th day of March, 2025.

CyberArk Software Ltd.

By:	/s/ Matthew Cohen
Name:	Matthew Cohen
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of CyberArk Software Ltd., an Israeli corporation, do hereby constitute and appoint Matthew Cohen, Chief Executive Officer, and Erica Smith, Chief Financial Officer, and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, including post-effective amendments, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with such registration statements or amendments or supplements thereof and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

[Signature Page to Follow]

Signature	Title	Date

/s/ Ehud Mokady	Executive Chairman of the Board	March 12, 2025
Ehud Mokady

/s/ Matthew Cohen	Chief Executive Officer	March 12, 2025
Matthew Cohen

/s/ Erica Smith	Chief Financial Officer (Principal Financial and Accounting Officer)	March 12, 2025
Erica Smith

/s/ Gadi Tirosh	Lead Independent Director	March 12, 2025
Gadi Tirosh

/s/ Ron Gutler	Director	March 12, 2025
Ron Gutler

/s/ Kim Perdikou	Director	March 12, 2025
Kim Perdikou

/s/ Amnon Shoshani	Director	March 12, 2025
Amnon Shoshani

/s/ François Auque	Director	March 12, 2025
François Auque

/s/ Avril England	Director	March 12, 2025
Avril England

/s/ Mary Yang	Director	March 12, 2025
Mary Yang

AUTHORIZED REPRESENTATIVE IN
THE UNITED STATES:

CyberArk Software, Inc.

By:	/s/ Matthew Cohen
Name:	Matthew Cohen
Title:	Chief Executive Officer

Date:	March 12, 2025

[Signatures to Power of Attorney to CyberArk Form S-8 Registration Statement]